SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2011
Education Management Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania	15222

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (412) 562-0900
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.
SIGNATURE

Item 8.01 — Other Events.
On April 14, 2011, Education Management Corporation (the “Company”) announced the sale of its subsidiary Education Finance I LLC (“EFI”) to an unaffiliated Delaware trust for sale proceeds of $44.4 million. EFI holds the loans purchased from a private lender under the Company’s Education Finance Loan program. In December 2010, the loans held by EFI were redesignated from held for investment to held for sale because the Company no longer intended to hold the loans to maturity. The Company anticipates recording a loss of approximately $13.2 million in the third fiscal quarter ended March 31, 2011 as a fair market value adjustment in connection with the sale of EFI. The Company previously announced that it did not expect to make any purchases or award any aid under the Education Finance Loan program beyond June 30, 2011. In connection with the sale of EFI, the Company pre-funded approximately $1.6 million for the purchase of loans under the Education Finance Loan program through June 30, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION
By:	/s/ Edward H. West
Edward H. West
President and Chief Financial Officer
Dated: April 14, 2011